                           Ashland Exploration, Inc.
                             Senior Credit Facility
                               Commitment Letter

                                                               February 25, 1997



Ashland Exploration, Inc.
14701 St. Mary's Lane, Suite 200
Houston, TX  77079

Attention:  Mr. Robert C. Bilger

Ladies and Gentlemen:

                 You have advised The Chase Manhattan Bank ("Chase") and Chase Securities Inc. ("CSI") that Ashland, Inc. plans a public offering of up to 19.9% of the common stock of its existing wholly-owned subsidiary Ashland Exploration, Inc. (the "Borrower" or "you"). In that connection, you have requested that CSI agree to structure, arrange and syndicate for you a senior credit facility in an aggregate amount of up to $200 million (the "Facility") and that Chase commit to provide the entire principal amount of the Facility and to serve as administrative agent for the Facility.

                 CSI is pleased to advise you that it is willing to act as exclusive advisor and arranger for the Facility.

                 Furthermore, Chase is pleased to advise you of (a) its commitment to provide the entire amount of the Facility, and (b) its agreement to use commercially reasonable efforts to assemble a syndicate of financial institutions identified by CSI and Chase in consultation with you, to join Chase in providing commitments for the Facility, in each case upon the terms and subject to the conditions set forth or referred to in this commitment letter (this "Commitment Letter") and in the Summary of Terms and Conditions attached hereto as Exhibit A (the "Term Sheet").

                 It is agreed that Chase will act as the sole and exclusive Administrative Agent, and that CSI will act as the sole and exclusive advisor and arranger, and that J.P. Morgan will be offered the title of Documentation Agent, and that National Westminster Bank PLC will be offered the title of Syndication Agent for the Facility, and each will, in such capacities, perform the duties and exercise the authority customarily performed and exercised by it in such roles. You agree that no other agents, co-agents or arrangers will be appointed, no other titles will be awarded and no compensation (other than that expressly contemplated by the Term Sheet and the Fee Letter referred to below) will be paid in connection with the Facility unless you and we shall so agree.

                 Notwithstanding that the Facility is fully underwritten by Chase, CSI intends to syndicate the Facility to a group of financial institutions (together with Chase, the "Lenders") identified by us in consultation with you. CSI intends to commence syndication efforts promptly upon the execution of this Commitment Letter, and you agree actively to assist CSI in completing a syndication satisfactory to it. Such assistance shall include (a) your using commercially reasonable efforts to ensure that the syndication efforts benefit materially from your existing lender relationships,
(b) direct contact between senior management and advisors of the Borrower and the proposed Lenders, (c) assistance in the preparation of a Confidential Information Memorandum and other marketing materials to be used in connection with the syndication and (d) the hosting, with CSI, of one or more meetings of prospective Lenders.

                 CSI, in consultation with you, will manage all aspects of the syndication, including decisions as to the selection of institutions to be approached and when they will be approached, when their commitments will be accepted, which institutions will participate, the allocations of the commitments among the Lenders and the amount and distribution of fees among the Lenders. To assist CSI in its syndication efforts, you agree, to the extent permitted by law, promptly to prepare and provide to CSI and Chase all information with respect to the Borrower, including all financial information and projections (the "Projections"), as we may reasonably request in connection with the arrangement and syndication of the Facility. You hereby represent and covenant that (a) all information other than the Projections (the "Information") that has been or will be made available to Chase or CSI by you or any of your representatives is or will be, when furnished, complete and correct in all material respects and does not or will not, when furnished, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made and (b) the Projections that have been or will be made available to Chase or CSI by you or any of your representatives have been or will be prepared in good faith based upon reasonable assumptions. You understand that in arranging and syndicating the Facility we may use and rely on the Information and Projections without independent verification thereof. You hereby acknowledge and consent that CSI may share the Confidential Information Memorandum, the Information and any other information or matters relating to the Borrower or the transaction contemplated hereby with affiliates of CSI, including The Chase Manhattan Bank, and Chase, and that such affiliates may likewise share information relating to the Borrower or such transactions with CSI.

Ashland Exploration, Inc.
Commitment Letter
February 25, 1997




                 As consideration for Chase's commitment hereunder and CSI's agreement to perform the services described herein, you agree to pay to Chase the nonrefundable fees set forth in Schedule I to the Term Sheet and in the Fee Letter dated the date hereof and delivered herewith (the "Fee Letter").

                 Chase's commitment hereunder and CSI's agreement to perform the services described herein are subject to (a) there not occurring or becoming known to us any material adverse condition or material adverse change in or affecting the business, operations, property, condition (financial or otherwise) or prospects of the Borrower and its subsidiaries, taken as a whole,
(b) our completion of and satisfaction in all respects with a due diligence investigation of the Borrower, (c) our not becoming aware after the date hereof of any information or other matter affecting the Borrower or the transactions contemplated hereby which is inconsistent in a material and adverse manner with any such information or other matter disclosed to us prior to the date hereof,
(d) there not having occurred a material disruption of or material adverse change in financial, banking or capital market conditions that, in our judgment, could materially impair the syndication of the Facility, (e) our satisfaction that prior to and during the syndication of the Facility there shall be no competing offering, placement or arrangement of any debt securities or bank financing by or on behalf of the Borrower or any affiliate thereof, (f) the negotiation, execution and delivery on or before April 30, 1997 of definitive documentation with respect to the Facility satisfactory to Chase and its counsel and (g) the other conditions set forth or referred to in the Term Sheet. The terms and conditions of Chase's commitment hereunder and of the Facility are not limited to those set forth herein and in the Term Sheet.
Those matters that are not covered by the provisions hereof and of the Term Sheet are subject to the approval and agreement of Chase, CSI and the Borrower.

Ashland Exploration, Inc.
Commitment Letter
February 25, 1997




                 You agree to indemnify and hold harmless Chase, CSI, their affiliates and their respective officers, directors, employees, advisors, and agents (each, an "Indemnified Person") from and against any and all losses, claims, damages and liabilities (the "Losses") to which any such Indemnified Person may become subject arising out of or in connection with this Commitment Letter, the Facility, the use of the proceeds thereof, or any related transaction or any claim, litigation, investigation or proceeding relating to any of the foregoing, regardless of whether any Indemnified Person is a party thereto, and to reimburse each Indemnified Person upon demand for any legal or other expenses incurred in connection with investigating or defending any of the foregoing, provided that the foregoing indemnity will not, as to any Indemnified Person, apply to Losses or related expenses to the extent they arise from the willful misconduct or gross negligence of such Indemnified Person. YOU AGREE THAT THE INDEMNITY CONTAINED IN THE PRECEDING SENTENCE EXTENDS TO AND IS INTENDED TO COVER LOSSES AND RELATED EXPENSES ARISING OUT OF THE ORDINARY, SOLE OR CONTRIBUTORY NEGLIGENCE OF AN INDEMNIFIED PERSON. In addition, you agree to reimburse Chase, CSI and their affiliates on demand for all out-of-pocket expenses (including due diligence expenses, syndication expenses, travel expenses, and reasonable fees, charges and disbursements of counsel) incurred in connection with the Facility and any related documentation (including this Commitment Letter, the Term Sheet, the Fee Letter and the definitive financing documentation) or the administration, amendment, modification or waiver thereof. No Indemnified Person shall be liable for any indirect or consequential damages in connection with its activities related to the Facility.

                 This Commitment Letter shall not be assignable by you without the prior written consent of Chase and CSI (and any purported assignment without such consent shall be null and void), is intended to be solely for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto. This Commitment Letter may not be amended or waived except by an instrument in writing signed by you, Chase and CSI. This Commitment Letter may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this Commitment Letter by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. This Commitment Letter (together with the Term Sheet) and the Fee Letter are the only agreements that have been entered into among us with respect to the Facility and set forth the entire understanding of the parties with respect thereto. THIS COMMITMENT LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Ashland Exploration, Inc.
Commitment Letter
February 25, 1997




                 This Commitment Letter is delivered to you on the understanding that neither this Commitment Letter, the Term Sheet or the Fee Letter nor any of their terms or substance shall be disclosed, directly or indirectly, to any other person except (a) to your officers, agents and advisors who are directly involved in the consideration of this matter, (b) as may be compelled in a judicial or administrative proceeding or as otherwise required by law (in which case you agree to inform us promptly thereof) or (c) as necessary or advisable in connection with a public offering or other distribution of the Borrower's equity securities.

                 Chase and CSI each agree that we will use our best efforts not to disclose without your prior written consent (other than to our employees, auditors or counsel) the Projections or any other information with respect to you or your assets which is furnished pursuant to this Commitment or the Facility and which is designated by you in writing as confidential, provided that Chase and/or CSI may disclose any such information (a) as has become generally available to the public, (b) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over either of us or to the Federal Reserve Board or Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors,
(c) as may be required or appropriate in response to any summons or subpoena or in connection with any litigation or in connection with the exercise of any remedies under the Facility and (d) to the prospective Lenders, provided that each such prospective Lender executes an agreement with you containing provisions substantially identical to those contained in this paragraph.

Ashland Exploration, Inc.
Commitment Letter
February 25, 1997




                 The reimbursement, indemnification and confidentiality provisions contained herein and in the Fee Letter shall remain in full force and effect regardless of whether definitive financing documentation shall be executed and delivered and notwithstanding the termination of this Commitment Letter or Chase's commitment hereunder.

                 THIS COMMITMENT LETTER, THE ATTACHED TERM SHEET, THE FEE LETTER AND ALL EXHIBITS, SCHEDULES AND OTHER ATTACHMENTS HERETO AND THERETO CONSTITUTE A "LOAN AGREEMENT" AND REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OR PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                 If the foregoing correctly sets forth our agreement, please indicate your acceptance of the terms hereof and of the Term Sheet and the Fee Letter by returning to us executed counterparts hereof and of the Fee Letter not later than 5:00 p.m., Houston, Texas time, on February 28, 1997. Chase's commitment and CSI's agreements herein will expire at such time in the event Chase has not received such executed counterparts in accordance with the immediately preceding sentence.

Ashland Exploration, Inc.
Commitment Letter
February 25, 1997




                 Chase and CSI are pleased to have been given the opportunity to assist you in connection with this important financing.

                                        Very truly yours,

                                        THE CHASE MANHATTAN BANK


                                        By: /s/ MARY JO WOODFORD
Name: Title:

                                        CHASE SECURITIES INC.


                                        By: /s/ GEORGE M. SERICE
Name: Title:


 Accepted and agreed to as of


 ASHLAND EXPLORATION, INC.



 By: /s/ ROBERT C. BILGER
         Name:  Robert C. Bilger
         Title: Senior Vice President

                           Ashland Exploration, Inc.
                             Senior Credit Facility
                                   Fee Letter

                                                               February 25, 1997



    Ashland Exploration, Inc.
    14701 St. Mary's Lane, Suite 200
    Houston, TX  77079

    Attention:  Mr. Robert C. Bilger

    Ladies and Gentlemen:

             Reference is made to the Commitment Letter dated the date hereof (including the attached Term
    Sheet, the "Commitment Letter") between us and you regarding the Facility described therein. Capitalized terms used but not defined herein are used with the meanings assigned to them in the Commitment Letter.
    This letter agreement is the Fee Letter referred to in the Commitment Letter.

             As consideration for CSI's agreement to
    arrange the Facility and Chase's commitment under the Commitment Letter, you agree to pay the following fees:

 A. An arrangement fee in a total amount equal to $175,000, which fee will be payable to CSI on the date on which the documentation evidencing the Facility is executed (the
             "Closing Date").

 A.          (i)  If syndication of the Facility reduces
             Chase's commitment to $40 million or less
             (a "Successful Syndication") prior to the Closing Date, you agree to pay all upfront fees to the Lenders during syndication
             (estimated to be 5.0 to 10.0 basis points on the Facility Amount); or

             (ii)  If a Successful Syndication is not
             completed prior to the Closing Date, the Borrower shall pay an underwriting fee of $275,000 on the Closing Date.

 A. An annual non-refundable administration fee in an amount equal to $35,000 payable on the Closing Date and annually in advance thereafter.

    In addition, Chase and the other Lenders shall be paid the other fees specified in the Commitment Letter.

    Ashland Exploration, Inc.
    Fee Letter
    February 25, 1997




                     You agree that, once paid, the fees or
    any part thereof payable hereunder and under the Commitment Letter shall not be refundable under any circumstances, regardless of whether the transactions or borrowings contemplated by the Commitment Letter are consummated. All fees payable hereunder and under the Commitment Letter shall be paid in immediately available funds and shall be in addition to reimbursement of Chase's and CSI's out-of-pocket expenses. You agree that Chase and CSI may, in their sole discretion, share all or a portion of any of the fees payable pursuant to this Fee Letter with any of the other Lenders.

                     It is understood and agreed that this
    Fee Letter shall not constitute or give rise to any obligation to provide any financing; such an obligation will arise only to the extent provided in the Commitment Letter if accepted in accordance with its terms. This Fee Letter may not be amended or waived except by an instrument in writing signed by Chase, CSI and you.
    THIS FEE LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. This Fee Letter may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this Fee
    Letter by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

                     You agree that this Fee Letter and its
    contents are subject to the confidentiality provisions of the Commitment Letter.

        Ashland Exploration, Inc.
        Fee Letter
        February 25, 1997




                         Please confirm that the foregoing is
        our mutual understanding by signing and returning to us an executed counterpart of this Fee Letter.

                                        Very truly yours,

                                        THE CHASE MANHATTAN BANK


                                        By: /s/ MARY JO WOODFORD
                                           --------------------------
                                             Name:  Mary Jo Woodford
                                             Title: Vice President

                                        CHASE SECURITIES INC.


                                        By: /s/ GEORGE M. SERICE
                                           --------------------------
                                             Name:  George M. Serice
                                             Title: Vice President


Accepted and agreed to as of
the date first above written:

ASHLAND EXPLORATION, INC.


By: /s/ ROBERT C. BILGER
   ---------------------------
     Name:  Robert C. Bilger
     Title: Senior Vice President

CONFIDENTIAL                                          ASHLAND EXPLORATION, INC.
_______________________________________________________________________________

                           ASHLAND EXPLORATION, INC.

                  Exhibit A - Summary of Terms and Conditions



                               February 25, 1997



BORROWERS:                        Ashland Exploration, Inc. ("AEI") and certain
                                  of its subsidiaries, including subsidiaries which either (i) are U.S. holding companies for entities owning the Nigerian assets or
                                  (ii) are established and operating in Nigeria and directly own the Nigerian assets. All subsidiary borrowers under this Credit
                                  Facility are the "Subsidiaries".

GUARANTORS:                       AEI will guarantee all obligations of the
                                  Subsidiaries. The Subsidiaries and other material subsidiaries of AEI, if any, will also guarantee the obligations, subject to solvency considerations.

LENDERS: The Chase Manhattan Bank ("Chase"), which commits to the entire amount of this facility, and other financial institutions (collectively, the "Lenders") which shall be chosen by CSI in consultation with AEI. Commitments several and not joint.

ADMINISTRATIVE AGENT
 AND L/C ISSUING BANK:            Chase (the "Agent").

DOCUMENTATION AGENT:              J.P. Morgan.

SYNDICATION AGENT:                National Westminster Bank PLC.

ARRANGER FOR THE
CREDIT FACILITY:                  Chase Securities Inc. ("CSI").

CREDIT FACILITY:                  Five-year Revolving Senior Credit Facility
                                  (the "Credit Facility") in an amount of up to $200,000,000, with a Letter of Credit ("L/C") sublimit of $50,000,000 (the loans and L/C liabilities thereunder, the "Loans" and "L/C
                                  Liabilities", respectively; provided that no
                                  Loans shall be made nor L/Cs issued to the extent such Loans and outstanding L/C
                                  Liabilities would exceed the lesser of the Credit Facility amount or the Borrowing Base.


_______________________________________________________________________________

                                      1                   CHASE SECURITIES INC.

CONFIDENTIAL                                          ASHLAND EXPLORATION, INC.
_______________________________________________________________________________



OUTSTANDINGS:                     "Outstandings" at any time shall mean the
                                  aggregate principal amount of the Loans and the L/C Liabilities outstanding at such time.

CLOSING DATE:                     To be determined.

TERMINATION DATE:                 Five years from the Closing Date.

AVAILABILITY:                     The Credit Facility shall be available on a
                                  revolving basis during the period commencing on the Closing Date and ending on the Termination Date, subject to satisfaction of Conditions Precedent.

INITIAL BORROWING BASE:           $250,000,000.

MATURITY DATE:                    The Termination Date, subject to acceleration
                                  and prepayment provisions.

USE OF PROCEEDS:                  Proceeds from the Credit Facility will be
                                  used for general corporate purposes and not for purposes which would violate any law, rule or regulation; provided, however, that until the term note evidencing indebtedness of up to $180 million from AEI to Ashland
                                  Inc. (the "Ashland Note") is repaid, proceeds from the Credit Facility will be used to repay the Ashland Note.

INTEREST RATE:                    A Borrower may elect that all or a portion of
                                  the Loans to it bear interest at a per annum rate equal on any day to:

                                  (a) The higher of (i) the rate of interest established by Chase as its prime rate in effect on such day at its principal office in New York City and (ii) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1% (such higher rate, the "ABR"; Loans bearing interest based upon such rate, "ABR Loans"). The ABR is not the lowest rate charged by Chase to its borrowers; or

                                  (b) The rate at which eurodollar deposits for one, two, three or six months, or such other period as the Lenders may agree (as selected by such Borrower) are offered by Chase in the interbank eurodollar market in the approximate amount of the requested borrowing (the "Eurodollar Rate"); Loans bearing interest based upon such rate, "Eurodollar Loans") in each case plus the Applicable Eurodollar Margin.



_______________________________________________________________________________

                                      2                   CHASE SECURITIES INC.

CONFIDENTIAL                                          ASHLAND EXPLORATION, INC.
_______________________________________________________________________________



APPLICABLE MARGIN:                See Schedule I.

FEES:                             See Schedule I.

INTEREST PAYMENT DATES:           In the case of ABR Loans, the last day of
                                  each calendar quarter.

                                  In the case of Eurodollar Loans, on the last day of each relevant interest period and, in the case of any interest period longer than three months, on each successive date three months after the first day of such interest period.

DEFAULT RATE:                     Any overdue principal, interest or other
                                  amounts will bear interest at a rate per annum equal to the ABR plus 2%.

AMORTIZATION:                     All Outstandings and other amounts then
                                  unpaid shall be due in full on the
                                  Termination Date, but subject to Mandatory
                                  Prepayments. Also, any amounts drawn under L/C's ("L/C Advances") must be immediately repaid either in cash or through available
                                  Loans.

INTEREST RATE BASIS:              360 days (365/366 days in the case of ABR
                                  Loans based on the prime rate) for actual days elapsed.

OPTIONAL PREPAYMENTS:             Loan prepayments will be permitted at any
                                  time without penalty (except for breakage and related costs associated with prepayments of Eurodollar Loans).


_______________________________________________________________________________

                                      3                   CHASE SECURITIES INC.

CONFIDENTIAL                                          ASHLAND EXPLORATION, INC.
_______________________________________________________________________________



MANDATORY PREPAYMENTS:            If on any date the aggregate Outstandings
                                  exceed the Borrowing Base then applicable, the Borrower shall be required by each of 90 and 180 days after such date to either (a) make a mandatory prepayment to the Lenders or
                                  (b) take such steps as may be approved by the Agent to reduce such excess by at least 50% or the remainder of such excess, respectively.

YIELD PROTECTION:                 The financing agreements will contain the
                                  Agent's customary provisions relating to increased costs, capital adequacy protection, withholding and other taxes and illegality.

BORROWING BASE:                   Outstandings under the Credit Facility will
                                  be permitted up to the lesser of (i) the Credit Facility Amount, or (ii) the Borrowing
                                  Base then in effect.

                                  The Initial Borrowing Base is $250 million and the next Scheduled Determination is in 1998. The Borrowing Base will determined by the Agent in its sole discretion in accordance with its customary practices and approved by those Lenders holding at least
                                  66 2/3% of the Commitment (the "Required
                                  Banks"). After the Closing Date, the Agent will determine a Borrowing Base on an annual basis; however, each of AEI and the Required Banks will have the right to call for one additional determination (an "Unscheduled Determination") of the Borrowing Base between Scheduled Determinations.

                                  To assist the Agent in setting the Borrowing
                                  Base, AEI will furnish a report (the
                                  "Independent Engineering Report") prepared by an Approved Petroleum Engineer (such as Netherland, Sewell and Associates) to the Agent no later than February 28 of each year reflecting data as of December 31 of the prior year and, upon the request of the Agent or Required Banks, furnish an AEI-prepared Company Report requested in connection with an Unscheduled Determination within 30 days of such request. The Agent will determine the Borrowing Base within 30 days of the receipt of the Reports, communicate the determination to AEI and then to the Lenders. Required Banks will have 14 days to approve or disapprove the Borrowing Base.

BORROWING BASE ALLOCATION:        AEI  shall allocate the Borrowing Base amount
                                  at the end of each fiscal quarter between two tranches. Availability under Tranche A may be utilized by AEI and availability under Tranche B may be utilized by the Subsidiaries. The amount allocated to
                                  Tranche B will be no greater than the lesser of (i) $125 million or (ii) the Borrowing
                                  Base then in effect.


_______________________________________________________________________________

                                      4                   CHASE SECURITIES INC.

CONFIDENTIAL                                          ASHLAND EXPLORATION, INC.
_______________________________________________________________________________



SWING LINE:                       Chase or any other Lender, in the aggregate,
                                  may provide a $20,000,000 Swing Line Facility to AEI, which will be cross-defaulted to the Facility. At all times, sufficient availability under the Credit Facility must be in place to take out outstandings under the Swing Line Facility. The Swing Line will be used to support cash management activity.

COLLATERAL:                       Unsecured.



_______________________________________________________________________________

                                       5                  CHASE SECURITIES INC.

CONFIDENTIAL                                          ASHLAND EXPLORATION, INC.
_______________________________________________________________________________



CONDITIONS PRECEDENT
TO CLOSING:                       The Credit Agreement shall contain such
                                  conditions precedent to Closing usual and customary for transactions of this type, including, but not limited to, the following:

                                  a) Corporate action, authority and status:
                                     receipt of organizational documents
                                     for each Borrower.
                                  b) Incumbency for each Borrower.
                                  c) Duly executed and delivered credit
                                     documents.
                                  d) Opinions of counsel to AEI and the
                                     Subsidiaries.
                                  e) Agent's satisfaction with title and
                                     environmental issues.
                                  f) Receipt of counterparts from the Lenders.
                                  g) Any necessary third-party consents or
                                     approvals.
                                  h) Other documents as the Agent may reasonably
                                     request.

REPRESENTATIONS AND
WARRANTIES:                       The Credit Agreement shall contain such
                                  representations and warranties usual and customary for transactions of this type, including, but not limited to:

                                  1) Corporate existence, authority and status
                                     of each Borrower.
                                  2) Information:


_______________________________________________________________________________

                                      6                   CHASE SECURITIES INC.

CONFIDENTIAL                                          ASHLAND EXPLORATION, INC.
_______________________________________________________________________________



                           Financial statements.

                                o  No undisclosed material contingent
                                   liabilities or long term commitments.

                                o  No Material Adverse Change ("MAC")

                            3. No litigation, which if adversely determined, could cause a MAC.

                            4.  No breach of law or other agreements or
                                documents.

                            5.  All necessary corporate power and authority.

                            6.  All approvals and consents obtained.

                            7.  Regulations G, T, U and X.

                            8.  ERISA.

                            9.  Payment of taxes.

                           10. Environmental compliance; absence of material environmental claims.

                           11.  Good and defensible title.

                           12.  Investment Company Act, PUHCA.

                           13.  Solvency of each Borrower and Guarantor.



_______________________________________________________________________________

                                      7                   CHASE SECURITIES INC.

CONFIDENTIAL                                          ASHLAND EXPLORATION, INC.
_______________________________________________________________________________



AFFIRMATIVE COVENANTS:     The Credit Agreement shall contain affirmative
                           covenants usual and customary for transactions of this type, including, but not limited to:

                           1.  Financial statements and certificates:

                               o  Quarterly and yearly AEI consolidated
                                  financials with certificates.

                               o  Notification of Default, any event or
                                  condition which would cause a MAC, litigation of $1 million or more, regulatory proceedings which would cause a MAC.

                               o  ERISA notices and information.

                           2. Annual independent engineering report and, if requested by Required Banks, semi-annual AEI-prepared update covering domestic and foreign reserves.

                           3. Right to inspection of properties, books and records.

                           4.  Environmental compliance.

                           5.  Payment of taxes.

                           6.  Maintenance of insurance.

                           7.  ERISA.

FINANCIAL COVENANTS:       The Credit Agreement shall contain the following
                           financial covenants, which shall be measured at the end of each fiscal quarter using AEI consolidated financial statements:

                           a. Minimum Consolidated Net Worth of $[80% of CNW at the Closing Date] million plus 50% of positive net income plus 75% of the gross proceeds of any equity issue (subsequent to the IPO).

                           b.  Four quarter rolling EBITDA to Interest
                               Coverage of at least 2.75 to 1.0.



_______________________________________________________________________________

                                      8                  CHASE SECURITIES INC.

CONFIDENTIAL                                          ASHLAND EXPLORATION, INC.
_______________________________________________________________________________



NEGATIVE COVENANTS:       The Credit Agreement shall contain negative covenants
                          usual and customary for transactions of this type, including, but not limited to:

                          1.  No additional Indebtedness other than:

                              o Funded Indebtedness (short or long-term) other than the Credit Facility or the Swing Line Facility not to exceed $10,000,000; provided, however, that the Ashland Note is allowed and will not subtract from this dollar allowance.

                              o Capital Leases assumed between Borrowing Base determinations up to 10% of consolidated net worth; provided, however, that the two planned Floating Production System Capital Leases are pre-approved, are factored into the initial Borrowing Base determination and will not subtract from the Capital Lease allowance.

                              o Liabilities incurred under interest rate or commodity swap transactions which are not speculative in nature.

                              o  Other customary exceptions to be negotiated.

                          2. No Liens, with customary exceptions to include (1) Liens in the ordinary course of business, not for borrowed money or the deferred purchase price of goods or services, securing obligations not yet due which do not in the aggregate materially detract from the value of the property subject thereto or impair the use thereof; (2) existing Liens (to be scheduled); (3) Liens securing permitted Indebtedness.

                          3. No asset sales (other than the sale of oil and gas production in the normal course of business) between Borrowing Base determinations beyond $15,000,000; provided, however, that the planned sale of AEI tax credits which is expected to gross approximately $40 million and be completed by [date] is pre-approved, factored into the initial Borrowing Base determination and will not subtract from the asset sale allowance. AEI may request approval of additional asset sales from the Required Banks, which will trigger the right of the Agent or Required Banks to call for an additional, immediate Borrowing Base determination.

                          4. No Investments other than standard Permitted Investments, intercompany transfers between and among AEI and those subsidiaries which are Borrowers or Guarantors under this Credit Facility, and a basket for Other Investments.


_______________________________________________________________________________

                                      9                  CHASE SECURITIES, INC.

CONFIDENTIAL                                          ASHLAND EXPLORATION, INC.
_______________________________________________________________________________



                          5. Dividends limited to 50% of rolling four quarter positive net income.

                          6.  Transactions with affiliates must be
                              "arms-length".

                          7. Limitations on mergers and sale of substantially all assets.

                          8.  No sale and leaseback transactions.

EVENTS OF DEFAULT:        The Credit Agreement shall contain events of default
                          usual and customary for transactions of this type, including, but not limited to:

                          1.  Nonpayment of principal when due.

                          2. Nonpayment of interest, fees or other amounts within applicable grace periods.

                          3.  Cross default.

                          4. Adverse judgment, in the aggregate, in excess of $10,000,000.

                          5. Material inaccuracy of representations and warranties.

                          6.  Failure to make any mandatory prepayment.

                          7.  Bankruptcy, insolvency, etc.

                          8. Change of Control: no acquisition by a single Person or Persons acting as a Group of over 30% of total equity of AEI and no change of a majority of the Directors of AEI in any 12 month period after Ashland Inc. (the current parent of AEI) ceases to own the majority of the common stock of AEI.

                          9. Violation of covenants (subject to 30 day grace in the case of certain affirmative covenants).

                          10. Material ERISA  non-compliance.

                          11. Material Environmental liabilities.

ASSIGNMENTS AND
PARTICIPATIONS:           Each Lender will have the right to assign to
                          one or more eligible assignees all or a portion of its rights and obligations under the Loan Documents, with the consent, not to be unreasonably withheld, of the Agent and AEI. Minimum aggregate assignment level of $10,000,000. The assignee shall pay to the Agent an administrative fee of $2,500.





_______________________________________________________________________________

                                     10                   CHASE SECURITIES INC.

CONFIDENTIAL                                          ASHLAND EXPLORATION, INC.
_______________________________________________________________________________



                          Each Lender will also have the right, without the consent of any Borrower, to assign, as security, all or part of its rights under the Loan Documents to any Federal Reserve Bank.

                          Each Lender will have the right, without the consent of any Borrower, to sell participations in its rights and obligations under the Loan Documents, subject to customary restrictions on the participants' voting rights. Participants will have the same benefits as the Lenders with respect to yield protection and increased cost provisions.

                          The Agent agrees to hold a minimum of 10% of the $200 million Commitment through the life of the Credit Facility.

COUNSEL TO THE AGENT:     Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P.

GOVERNING LAW/
JURISDICTION:             State of New York, submission to New York
                          jurisdiction, appointment of process agent in New York City and waiver of jury trial.

TAXES AND INCREASED
COSTS: All amounts payable under the Credit Facility are to be paid in full without deduction in respect of withholding or any other present or future taxes and/or duties. Payments will be required to be grossed-up for any withholding or other tax which may be imposed. The Borrowers will reimburse the Lenders for any increased costs arising in the future due to the imposition of reserve requirements or other measures imposed by regulatory bodies, excluding costs or implementation of existing BIS capital adequacy requirements, which costs shall be presented, in reasonable detail, to AEI for payment within 180 days of the payment of such costs by the Lender. The Lenders will use reasonable efforts at all times to mitigate the effects of such events. In any event, AEI will have the option of prepaying advances and/or canceling the commitments without penalty with the exception of breakage costs. AEI will also have the right to replace any Lender claiming Increased Costs.





_______________________________________________________________________________

                                     11                   CHASE SECURITIES INC.

CONFIDENTIAL                                          ASHLAND EXPLORATION, INC.
_______________________________________________________________________________



EXPENSES:                 THE COSTS AND EXPENSES (INCLUDING, WITHOUT
                          LIMITATION, THE FEES AND EXPENSES OF COUNSEL TO THE
                          AGENT AND THE AGENT'S OUT-OF-POCKET EXPENSES) ARISING
                          IN CONNECTION WITH THE PREPARATION, EXECUTION AND
                          DELIVERY OF THE DOCUMENTATION RELATING TO THE CREDIT
                          FACILITY SHALL BE FOR THE ACCOUNT OF AEI.  IN
                          ADDITION, AEI WILL INDEMNIFY, PAY AND HOLD HARMLESS
                          THE AGENT AND THE LENDERS (AND THEIR RESPECTIVE
                          DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS) AGAINST ANY
                          LOSS, LIABILITY, COST OR EXPENSE INCURRED IN RESPECT
                          OF THE FINANCING CONTEMPLATED HEREBY OR THE USE OR THE
                          PROPOSED USE OF PROCEEDS THEREOF.



_______________________________________________________________________________

                                     12                   CHASE SECURITIES INC.

CONFIDENTIAL                                          ASHLAND EXPLORATION, INC.
_______________________________________________________________________________



                                   SCHEDULE I

APPLICABLE MARGIN/
COMMITMENT FEE/
LETTER OF CREDIT FEE
PAYABLE TO THE AGENT AND
LENDERS:
                                  Tranche A and Tranche B will, in the
                                  aggregate, be charged margins and fees no less than as determined by the grid (the "Pricing Grid") below:

                                                                        BORROWING BASE UTILIZATION
                                                  LEVEL I        LEVEL II          LEVEL III          LEVEL IV         LEVEL V
                                                              greater than 30%  greater than 55%  greater than 70%
                                                less than or    less than or      less than or      less than or     greater than
                                                equal to 30%    equal to 55%      equal to 70%      equal to 85%         85%
                            Eurodollar Margin     50.0 bps        62.5 bps         75.0 bps         100.0 bps         125.0 bps
                            ABR Margin             0.0 bps         0.0 bps          0.0 bps           0.0 bps           0.0 bps
                            Commitment Fee        20.0 bps        20.0 bps         25.0 bps          30.0 bps          35.0 bps
                            L/C Fee (p.a.)        50.0 bps        62.5 bps         75.0 bps         100.0 bps         125.0 bps

                                  "Borrowing Base Utilization" means, on each day, the ratio of (a) Tranche A and Tranche B Outstandings on such day divided by (b) the Borrowing Base then in effect.

                                  The margins and fees due (the "Aggregate
                                  Fees") will reflect the Margins and Fees applicable to the aggregate of Tranche A and B Outstandings as determined by the Pricing Grid. Billing will be split between (i) the Subsidiary Borrowers, who will be billed at an assumed 62.5 bps on their share of the Tranche B Outstandings and (ii) AEI, which will be billed the positive difference between the Aggregate Fees and the aggregate of the Subsidiary billings; provided, however, that if the Subsidiary billings exceed the Aggregate Fees, neither the Agent or Lenders will be obligated to refund any amount billed to the Subsidiaries.


_______________________________________________________________________________

                                      13                  CHASE SECURITIES INC.

CONFIDENTIAL                                          ASHLAND EXPLORATION, INC.
_______________________________________________________________________________



The Letter of Credit Fee will correspond with the applicable Letter of Credit
                                  Fee in the above pricing grid, subject
                                  to a minimum fee of $500 per L/C per annum.
                                  No L/C may have a maturity which exceeds the Credit Facility Termination Date.

In addition to the L/C Fee, the Borrower will pay Chase  a 1/8 of 1% per annum
                                  Fronting Fee as consideration for capital costs incurred for retaining the full amount of the Letter of Credit on its books.

The Commitment Fee will be payable on the daily difference between (a) the lesser of (i) the Credit Facility Amount, or (ii) the Borrowing Base minus (b) the Outstandings, and will be due at the end of such calendar quarter.



_______________________________________________________________________________

                                      14                  CHASE SECURITIES INC.

CONFIDENTIAL                                          ASHLAND EXPLORATION, INC.
_______________________________________________________________________________



                              SCHEDULE I (CONT'D)


ARRANGEMENT FEE PAYABLE
TO CSI: $175,000, due on the date definitive documentation regarding the Credit Facility is executed (the "Closing Date").

UNDERWRITING FEE PAYABLE
TO CHASE:                         If syndication of the Credit Facility
                                  reducing Chase's commitment to $40 million or less (a "Successful Syndication") is not completed prior to the Closing Date, the Borrower shall pay an Underwriting Fee of $275,000 on the Closing Date.

PARTICIPATION FEES PAYABLE
TO CHASE AND LENDERS:             Only if a Successful Syndication is completed
                                  prior to the Closing Date (and, hence, the Underwriting Fee is not due and payable), shall AEI be responsible for all upfront fees paid to the Lenders during syndication
                                  (estimated to be 5.0 to 10.0 basis points on the Credit Facility Amount).

ADMINISTRATIVE FEE PAYABLE
TO CHASE:                         $35,000, which is a non-refundable fee
                                  payable on the Closing Date and annually in advance thereafter.


_______________________________________________________________________________

                                       15                 CHASE SECURITIES INC.